UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 16, 2006

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 16, 2006, the Board of Directors modified the compensation arrangements for non-management directors. The new structure has the following components:

•	A total annual retainer of $200,000 per year with approximately $120,000 of the retainer provided in the form of an award of stock under the Amended and Restated 1999 Stock Plan for Non-Employee Directors.

•	Annual retainer of $10,000 for chairs of Board committees.

•	Annual retainer of $10,000 for members of the Audit Committee.

•	Reimbursement of reasonable expenses incurred in connection with board-related activities.

Through an amendment to the Microsoft Corporation Corporate Governance Guidelines, the Board of Directors increased the shareholding guideline for directors to three times the base annual retainer amount.

The Board of Directors also approved the terms of a deferred compensation plan that will allow non-management directors to elect to defer receipt of part or all of their annual equity retainer and to defer and convert to equity part or all of their annual cash retainer.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: January 20, 2006	/s/ Bradford L. Smith
Bradford L. Smith
Senior Vice President, General Counsel and Secretary

3